EXHIBIT 99.1

3D Systems Reports Second Quarter and Six Months 2014 Financial Results

-Expanding installed base and increased utilization fueled materials revenue growth of 30%

-Higher demand for design and manufacturing printers drove a 126% unit sales increase for the category

-Increased revenue guidance on strong business fundamentals and recent announcements

-Improving enterprise-wide synergies delivered $19 million of cash from operations

ROCK HILL, S.C., July 31, 2014 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that its second quarter revenue grew $30.7 million, or 25%, from the prior year to $151.5 million on strong demand for its design and manufacturing printers, materials and services, resulting in second quarter GAAP earnings of $0.02 per share and non-GAAP earnings of $0.16 per share.

Organic growth amounted to 10% as additional orders-in-hand, including $23.1 million of printer orders, a 29% sequential increase over the March backlog for printers, expanded the company's second quarter total backlog to a record $31.9 million.

"We are pleased that unit sales of our design and manufacturing printers increased 126% and helped fuel a 30% increase in materials revenue. We believe that the record order book that we exited the quarter with reflects the vibrancy of our business and our organic growth trajectory," said Avi Reichental, 3DS' President and Chief Executive Officer.

Second Quarter 2014 Revenue Highlights (compared to second quarter 2013):

  Design and manufacturing revenue increased 28% to $144.2 million on a 126% increase in units sold.
  Growing installed base and increased printer utilization fueled materials revenue growth of 30%.
  Expanding services menu contributed to a 38% increase in services revenue.
  Delayed new products availability held consumer revenue to $7.4 million, but didn't impede higher consumer bookings of an additional $7.7 million.
  Healthcare revenue increased 46% to $27.5 million from expanding services and capabilities.

Gross profit margin shouldered the transitional effects of concentrated new product launches as well as the absorption of legacy products obsolescence and manufacturing expansion costs. Together, these factors and changed mix compressed gross profit margin some 400 basis points from the prior year's quarter to 47.8%.

"While transitional forces temporarily pressured our gross profit margin, a detailed examination of the specific drivers, confirms that the fundamentals of our business are intact and our gross profit margins are poised to rebound and resume their expansion trajectory," continued Reichental.

The company effectively kept its operating expenses flat, on a sequential basis, even with continued investments in R&D, sales, marketing and manufacturing capacity. The company generated $19.0 million of cash from operations during the second quarter as returns on its recent investments began to materialize and enterprise-wide integration synergies continued to accrue. The company ended the quarter with $570.3 million cash on hand, inclusive of an equity raise completed earlier in the quarter.

"As we advance our market leadership and scale in key verticals through our increased investments, our progress is ahead of schedule and our enterprise-wide synergies are already generating substantial cash from operations," continued Reichental.

For the six months 2014, revenue grew $76.4 million, or 34%, with growth distributed broadly across all categories, to $299.3 million, resulting in GAAP earnings per share of $0.07 per share and non-GAAP earnings per share of $0.30 per share.

Recent Business Highlights

  The company acquired Medical Modeling, a leading provider of FDA cleared, personalized surgical treatment planning and patient specific medical devices, to create the most comprehensive 3D printing medical device capabilities and enhance its 3D printing digital thread.
  The company signed a definitive agreement to acquire Robtec, which will provide a strategic sales and service platform and scalable gateway into Latin America.
  The company extended its global reseller channel, adding several key distributors including ScanSource, Konica Minolta and Cannon Marketing Japan.
  The company signed a definitive agreement to acquire Simbionix, the global leader in 3D virtual reality surgical simulation, to extend its healthcare reach from the training room to the operating room with the addition of powerful synergistic technology, deep experience and domain expertise.

3DS entered the second half of this year with a substantially larger order book and favorable growth indicators. The company typically realizes a higher portion of its annual revenue during the second half of the year, and expects the same in the remainder of 2014 as the full impact of its new products and services and recent investments materializes. Factoring in the expected net contribution after closure of the Simbionix acquisition and delayed closing of the Robtec acquisition that was already included in its previous guidance, management raised its 2014 revenue guidance. Management expects revenue to be in the range of $700 million to $740 million and its GAAP earnings per share to be in the range of $0.44 to $0.56 and non-GAAP earnings per share to be in the range of $0.73 to $0.85.

"Consistent with our historical performance, we expect to generate a higher portion of our revenue during the second half on rebounding margins. Record bookings for our design and manufacturing printers together with rising orders for our consumer products provides us with confidence in our ability to achieve our 2014 guidance," concluded Reichental.

Q2 2014 Conference Call and Webcast

3D Systems plans to hold a conference call and simultaneous webcast to discuss its financial results for the second quarter and first six months of 2014 on Thursday, July 31, 2014, at 9:00 a.m. Eastern Time, and expects to file its Form 10-Q before market open on the same day.

Date: Thursday, July 31, 2014

Time: 9:00 a.m. Eastern Time

Listen via Internet: www.3dsystems.com/investor

Participate via telephone:
Within the U.S.: 1-866-953-6860
Outside the U.S.: 1-617-399-3484
Participant code: 39529244

The recorded webcast will be available beginning approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

Presentation of Information in This Press release

To facilitate a better understanding of the impact that several strategic acquisitions had on its financial results, the company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, litigation settlements, loss on conversion of notes and stock-based compensation expense. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems

3D Systems is a leading provider of 3D printing centric design-to-manufacturing solutions including 3D printers, print materials and cloud sourced on-demand custom parts for professionals and consumers alike in materials including plastics, metals, ceramics and edibles. The company also provides integrated 3D scan-based design, freeform modeling and inspection tools and an integrated 3D planning and printing digital thread for personalized surgery and patient specific medical devices. Its products and services replace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, create, communicate, prototype or produce functional parts and assemblies, empowering customers to manufacture the future.

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3DSystems.com.

Tables Follow

3D Systems Corporation
Unaudited Consolidated Statements of Income and Comprehensive Income
Quarter and Six Months Ended June 30, 2014 and 2013

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2014	2013	2014	2013
Revenue:
Products	$ 99,984	$ 83,465	$ 201,178	$ 151,917
Services	51,528	37,322	98,092	70,949
Total revenue	151,512	120,787	299,270	222,866
Cost of sales:
Products	51,232	37,215	98,048	66,960
Services	27,882	20,989	53,352	39,846
Total cost of sales	79,114	58,204	151,400	106,806
Gross profit	72,398	62,583	147,870	116,060
Operating expenses:
Selling, general and administrative	50,322	36,189	99,042	65,643
Research and development	17,714	9,598	34,949	16,102
Total operating expenses	68,036	45,787	133,991	81,745
Income from operations	4,362	16,796	13,879	34,315
Interest and other expense, net	1,476	2,662	2,524	12,729
Income before income taxes	2,886	14,134	11,355	21,586
Provision for income taxes	694	4,791	4,253	6,360
Net income	2,192	9,343	7,102	15,226
Less: net income attributable to noncontrolling interest	(67)	—	(100)	—
Net income attributable to 3D Systems Corporation	$ 2,125	$ 9,343	$ 7,002	$ 15,226

Other comprehensive income:
Pension adjustments, net of taxes	$ 26	$ (13)	$ 45	$ 16
Foreign currency translation gain (loss) attributable to 3D Systems Corporation	1,645	(2,460)	1,632	(5,721)
Total other comprehensive income (loss)	1,671	(2,473)	1,677	(5,705)
Comprehensive income	3,796	6,870	8,679	9,521
Foreign currency translation (gain) loss attributable to noncontrolling interest	24	—	(2)	—
Comprehensive income attributable to 3D Systems Corporation	$ 3,820	$ 6,870	$ 8,677	$ 9,521

Net income per share available to 3D Systems Corporation common stockholders — basic and diluted	$ 0.02	$ 0.10	$ 0.07	$ 0.16

3D Systems Corporation
Unaudited Consolidated Balance Sheets
June 30, 2014 and December 31, 2013

	June 30,	December 31,
(in thousands, except par value)	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$ 570,262	$ 306,316
Accounts receivable, net of allowance for doubtful accounts of $11,154 (2014) and $8,133 (2013)	137,432	132,121
Inventories, net	90,204	75,148
Prepaid expenses and other current assets	14,105	7,203
Current deferred income tax asset	8,105	6,067
Total current assets	820,108	526,855
Property and equipment, net	59,671	45,208
Intangible assets, net	177,783	141,709
Goodwill	404,073	370,066
Long term deferred income tax asset	762	548
Other assets, net	13,973	13,470
Total assets	$ 1,476,370	$ 1,097,856
LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$ 194	$ 187
Accounts payable	65,440	51,729
Accrued and other liabilities	28,543	28,430
Customer deposits	7,075	5,466
Deferred revenue	26,188	24,644
Total current liabilities	127,440	110,456
Long term portion of capitalized lease obligations	7,181	7,277
Convertible senior notes, net	11,585	11,416
Long term deferred income tax liability	21,819	19,714
Other liabilities	22,506	15,201
Total liabilities	190,531	164,064
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 110,752 (2014) and 103,818 (2013)	111	104
Additional paid-in capital	1,210,017	866,552
Treasury stock, at cost: 645 shares (2014) and 600 shares (2013)	(316)	(286)
Accumulated earnings	67,489	60,487
Accumulated other comprehensive income	7,466	5,789
Total 3D Systems Corporation stockholders' equity	1,284,767	932,646
Noncontrolling interest	1,072	1,146
Total stockholders' equity	1,285,839	933,792
Total liabilities and stockholders' equity	$ 1,476,370	$ 1,097,856

3D Systems Corporation
Unaudited Consolidated Statements of Cash Flows
Quarter and Six Months Ended June 30, 2014 and 2013

	Six Months Ended June 30,
(in thousands)	2014	2013
Cash flows from operating activities:
Net income	$ 7,102	$ 15,226
Adjustments to reconcile net income to net cash provided by operating activities:
Benefit of deferred income taxes	(13,249)	(4,481)
Depreciation and amortization	24,390	13,328
Non-cash interest on convertible notes	193	753
Provision for bad debts	3,141	601
Stock-based compensation	15,638	5,346
Loss on the disposition of property and equipment	296	3
Deferred interest income	—	(1,018)
Loss on conversion of convertible debt	—	9,253
Changes in operating accounts:
Accounts receivable	(7,013)	(26,801)
Inventories	(15,711)	(9,900)
Prepaid expenses and other current assets	(6,630)	(258)
Accounts payable	12,983	253
Accrued and other liabilities	(3,029)	(2,744)
Customer deposits	1,818	2,055
Deferred revenue	1,544	4,069
Other operating assets and liabilities	(2,143)	(2,290)
Net cash provided by operating activities	19,330	3,395
Cash flows from investing activities:
Purchases of property and equipment	(8,965)	(3,751)
Additions to license and patent costs	(382)	(1,313)
Proceeds from disposition of property and equipment	—	1,882
Cash paid for acquisitions, net of cash assumed	(53,526)	(86,199)
Other investing activities	(300)	(1,500)
Net cash used in investing activities	(63,173)	(90,881)
Cash flows from financing activities:
Tax benefits from share-based payment arrangements	6,368	9,398
Proceeds from issuance of common stock	299,749	272,081
Proceeds from exercise of stock options and restricted stock, net	1,437	435
Cash disbursed in lieu of fractional shares related to stock split	—	(177)
Repayment of capital lease obligations	(88)	(95)
Net cash provided by financing activities	307,466	281,642
Effect of exchange rate changes on cash	323	(760)
Net increase in cash and cash equivalents	263,946	193,396
Cash and cash equivalents at the beginning of the period	306,316	155,859
Cash and cash equivalents at the end of the period	$ 570,262	$ 349,255

3D Systems Corporation
Schedule 1
Earnings Per Share
Quarter and Six Months Ended June 30, 2014 and 2013

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2014	2013	2014	2013
Numerator:
Net income attributable to 3D Systems Corporation – numerator for basic net earnings per share	$ 2,125	$ 9,343	$ 7,002	$ 15,226
Add: Effect of dilutive securities
Interest expense on 5.50% convertible notes (after-tax)	—	—	—	—
Numerator for diluted earnings per share	$ 2,125	$ 9,343	$ 7,002	$ 15,226

Denominator:
Weighted average shares – denominator for basic net earnings per share	106,407	96,248	104,985	94,047
Add: Effect of dilutive securities
5.50% convertible notes (after-tax)	—	—	—	—
Denominator for diluted earnings per share	106,407	96,248	104,985	94,047

Earnings per share
Basic and diluted	$ 0.02	$ 0.10	$ 0.07	$ 0.16

Interest expense excluded from diluted earnings per share calculation (a)	$ 206	$ 511	$ 362	$ 1,508
5.50% Convertible notes shares excluded from diluted earnings per share calculation (a)	876	1,925	876	2,852

(a) Average outstanding diluted earnings per share calculation excludes shares that may be issued upon conversion of the outstanding senior convertible notes since the effect of their inclusion would have been anti-dilutive.

3D Systems Corporation
Schedule 2
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income
Quarter and Six Months Ended June 30, 2014 and 2013

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2014	2013	2014	2013
GAAP net income attributable to 3D Systems Corporation	$ 2,125	$ 9,343	$ 7,002	$ 15,226
Cost of sales adjustments:
Amortization of intangibles	70	66	135	125
Operating expense adjustments:
Amortization of intangibles	8,141	5,018	17,269	8,771
Acquisition and severance expenses	2,405	2,504	3,395	4,702
Non-cash stock-based compensation expense	8,363	3,125	15,639	5,346
Interest and other expense adjustments:
Non-cash interest expense	98	285	194	753
Loss on convertible notes	—	3,538	—	9,253
Net loss on litigation and tax settlements	—	—	—	2,000
Tax effect	(4,579)	(4,928)	(11,952)	(8,375)
Non-GAAP net income	$ 16,623	$ 18,951	$ 31,682	$ 37,801

Non-GAAP basic and diluted earnings per share	$ 0.16	$ 0.20	$ 0.30	$ 0.40
CONTACT: Investor Contact:
         Stacey Witten
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Alyssa Reichental
         Email: Press@3dsystems.com